CON EDISON                         ORANGE AND ROCKLAND

 FOR IMMEDIATE RELEASE

 CONTACTS FOR CONSOLIDATED EDISON:       CONTACTS FOR ORANGE AND ROCKLAND
      MEDIA:    Richard D. Mulieri          MEDIA:     Michael Donovan
                (212) 460-4111                         (914) 577-2430

      INVESTORS:  William Clifford          INVESTORS: Robert J. McBennett
                  (212) 460-3903                       (914) 577-2450


 CONSOLIDATED EDISON TO ACQUIRE ORANGE AND ROCKLAND
 IN STRATEGIC COMBINATION FOR APPROXIMATELY $790 MILLION

      NEW YORK AND PEARL RIVER, NY (MAY 11, 1998) - Consolidated Edison, Inc. ("Consolidated Edison") [NYSE: ED] and Orange and Rockland Utilities, Inc. ("O&R") [NYSE: ORU] today announced that the companies have signed a definitive merger agreement under which Consolidated Edison will acquire all of the common stock of O&R for $58.50 per share in cash. Based upon the approximately 13,536,000 O&R shares on a fully diluted basis, the transaction has an equity market value of approximately $790 million. Upon completion of the transaction, O&R will become a wholly owned subsidiary of Consolidated Edison. The transaction will be accounted for as a purchase and is expected to be accretive to Consolidated Edison's earnings per share after the first year.

      With this combination, Consolidated Edison will serve an area of nearly 2,000 square miles that has a diverse mix of urban and suburban communities. The combined company will provide energy services to nearly
 3.3 million electric customers and 1.2 million gas customers in southern New York, including the five boroughs of New York City, and Orange, Rockland, Sullivan and Westchester Counties, northern New Jersey and northeastern Pennsylvania.

      Eugene R. McGrath, Chariman, President and Chief Executive Officer of Consolidated Edison, said, "A combination of Con Edison and O&R is a natural fit. This transaction is consistent with our strategy of growing our core transmission and distribution business and enables us to leverage what both companies do best to better serve all customers. Through coordinated operations and joint infrastructure investment, Consolidated Edison and O&R would be able to improve the operations of both companies. Our contiguous service territories will allow us to generate significant synergies and operating efficiencies otherwise unavailable."

      "This combination joins two strong companies that share a common vision. We have been friendly neighbors and business partners for years. As competition in the energy industry unfolds, Consolidated Edison's strong financial position, combined with the economically healthy, expanded service territory, provides the foundation for us to remain a leader in these times of fundamental change," said Mr. McGrath.

      Michael J. Del Giudice, Chairman of the Board of Directors of O&R, said, "Our Board of Directors concluded that this transaction is in the best interests of O&R shareholders. At $58.50 per share in cash, this represents a premium over the O&R stock price at the close of market on Friday ($42.25). We are delighted that O&R shareholders will receive outstanding value for their O&R investment.

      D. Louis Peoples, Vice Chairman and Chief Executive Officer of O&R, said, "With an unparalleled ability to provide benefits to our constituencies, Con Edison is the strongest possible partner for O&R. O&R employees will continue to provide the same safe, reliable energy service our customers have come to expect and will benefit from being part of a larger company in a consolidating industry. Con Edison also has a strong track record of community involvement and charitable contributions and is committed to continuing that support in our service area at comparable levels to those provided by O&R."

      Consolidated Edison anticipates net merger saving after implementation of up to $50 million per year from the elimination of duplicate corporate and administrative programs and greater efficiencies in operations and business processes. Consolidated Edison will seek to minimize workforce effects of the merger, primarily through a combination of programs, including reduced hiring, attrition and other appropriate measurers. All union contracts will be honored.

      Upon completion of the transaction, Consolidated Edison expects to maintain two operating utilities: Consolidated Edison Company of New York, Inc. and Orange and Rockland Utilities, Inc. Each utility will continue to operate under its respective name. Under the agreement, Consolidated Edison would also appoint one member of the O&R Board to its Board.

      The restructuring plans of the companies' regulated utilities, Consolidated Edison Company of New York, Inc. and Orange and Rockland Utilities, Inc., will continue to be implemented. Both companies' restructuring plans provide for customer choice programs, rate reductions and divestiture of generation assets. Rockland Electric Company and Pike County Light & Power Company, subsidiaries of Orange and Rockland Utilities, Inc., have also submitted restructuring proposals which are pending in New Jersey and Pennsylvania, respectively.

      The merger is conditioned, among other things, upon the approvals of O&R shareholders and various regulatory agencies, including the regulatory commissions of New York, New Jersey and Pennsylvania, the Federal Energy Regulatory Commission and the Securities and Exchange Commission. The companies anticipate that regulatory approvals can be obtained in 12 months.

      Salomon Smith Barney acted as financial advisor and provided a fairness opinion to Consolidated Edison. Donaldson, Lufkin & Jenrette Securities Corporation acted as financial advisor and provided a fairness opinion to O&R. Cravath, Swaine & Moore acted as legal counsel to Consolidated Edison. Skadden, Arps, Slate, Meagher & Flom LLP acted as legal counsel to O&R.

      Orange and Rockland Utilities, Inc. is an investor-owned utility serving approximately 273,600 electric customers in a 1,350-square-mile region with a population of approximately 671,000 people in southeastern New York State, as well as in adjacent sections of northern New Jersey and northeastern Pennsylvania. O&R also distributes natural gas to approximately 107,000 customers in New York and Pennsylvania.

      Consolidated Edison, Inc. is one of the nation's largest investor-owned energy companies, with more that $7 billion in annual revenues and approximately $15 billion in assets. The company provides a wide range of energy-related products and services to its customers through its four subsidiaries: Consolidated Edison Company of New York, Inc. a regulated utility providing electric, gas and steam service to New York City and Westchester County, New York; Con Edison Development, an infrastructure development company; Con Edison Energy, a wholesale energy supply company; and Con Edison Solutions, a retail energy services company.

 The press release includes forward-looking statements, which are statements of future expectations and not facts. Actual results or developments might differ materially from those included in the forward-looking statements because of factors such as competition and industry restructuring, changes in economic conditions, changes is historical weather patterns, changes in laws, regulations or regulatory policies, developments in legal or public policy doctrines, technological developments and other presently unknown or unforeseen factors.

 Note to Editors: Today's news release, along with other news about Consolidated Edison and Orange and Rockland, is available on the Internet at http://www.ConEd.com and http://www.oru.com.

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